================================================================================
                                                                EXHIBIT 10.22


                      SERIES A CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT

                                    between

                       TRANSITIONAL CARE OF AMERICA, INC.

                                      and

                   THE SEVERAL PURCHASERS NAMED IN SCHEDULE I


                         Dated as of December 30, 1994



================================================================================




Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 1

        THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT ("AGREEMENT") is dated as of the date last below written by and among TRANSITIONAL CARE OF AMERICA, INC., a Delaware corporation (the "COMPANY"), and the several purchasers named in the attached Schedule I (individually a "PURCHASER" and collectively the "PURCHASERS").

        WHEREAS, the Company wishes to issue and sell to the Purchasers an aggregate of 630,000 shares (the "PREFERRED SHARES") of the authorized but unissued Series A Convertible Preferred Stock $0.001 par value, of the Company (the "SERIES A CONVERTIBLE PREFERRED STOCK"); and

        WHEREAS, the Purchasers, severally, wish to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                              THE PREFERRED SHARES

        SECTION 1.01 ISSUANCE, SALE AND DELIVERY OF THE PREFERRED SHARES. The Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading "Number of Preferred Shares to be Purchased" on Schedule I, at the aggregate purchase price set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I.

        SECTION 1.02 CLOSING. The closing shall take place at the offices of Suelthaus & Kaplan, P.C., 7733 Forsyth Blvd., 12th Floor, St. Louis, Missouri 63105, 10:00 a.m., local time, on December 30, 1994, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "CLOSING" and such date and time being called the "CLOSING DATE"), provided that at least $4,000,000 of the Aggregate Purchase Price for Preferred Shares shall have been received by the Company on or before January 4, 1995, and the balance shall be received by the Company not later than January 6, 1995. At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall deliver to the Company in immediately available funds, in the amount set forth opposite

Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 2
the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as Schedule II (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which exceptions shall only apply to the specific representation or warranty referenced therein.

        SECTION 2.01  ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

        (A) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, the Registration Rights Agreement dated as of the date hereof between the Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT") the two Stock Repurchase Agreements dated as of the date hereof between the Company and the other parties thereto named in paragraph (i) of Article IV of this Agreement, (the "STOCK REPURCHASE AGREEMENTS"), and the Stockholders' Agreement dated as of the date hereof between the Company and the Purchasers and the other parties thereto named in paragraph (l) of Article IV of this Agreement (the "STOCKHOLDERS' AGREEMENT") to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Common Stock, $0.001 par value, of the Company ("COMMON STOCK") issuable upon conversion of the Preferred Shares (the "CONVERSION SHARES").

        (B) The Company has no subsidiaries other than those set forth on
Schedule II, Section 2.01(b), and does not otherwise (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or similar arrangement or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

        SECTION 2.02  AUTHORIZATION OF AGREEMENTS, ETC.

        (A) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement, the Stock Repurchase Agreements and the Stockholders' Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and




Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 3
will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended (the "CHARTER") or the By-laws of the Company, as amended, or any provision of any indenture, agreement, or other instrument to which the Company is bound, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company. No provision of any of the Registration Rights Agreement, Stock Repurchase Agreements or Stockholders' Agreement violates, conflicts with, results in a breach of, or constitutes (with due notice or lapse of time or both) a default under any indenture, agreement, or other instrument to which the Company is bound or, to the best of the Company's knowledge, any other indenture, agreement, or instrument (regardless, in each such case, of whether any such violation , conflict, breach, or default relates to the Company or to another party to any such indenture, agreement, or other instrument).

        (B) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series A Convertible Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims, and encumbrances imposed by or through the Company except as set forth in this Agreement, the Registration Rights Agreement, and the Stockholders' Agreement. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid, and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims, and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement and the Stockholders' Agreement. Neither the issuance, sale, or delivery of the Preferred Shares not the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person, except as disclosed on Schedule II, Section 2.02(b).

        SECTION 2.03 VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms. The Registration Rights Agreement, the Stock Repurchase Agreements, and the Stockholders' Agreement, when executed and delivered in



Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 4
accordance with this Agreement, will constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms.

        SECTION 2.04 AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of (i) 630,000 shares of Preferred Stock, $0.001 par value (the "PREFERRED STOCK"), of which 630,000 shares have been designated Series A Convertible Preferred Stock, and (ii) 980,000 shares of Common Stock, $0.001 par value. Immediately prior to the Closing, 242,200 shares of Common Stock will be validly issued and outstanding, fully paid, and nonassessable with no personal liability attaching to the ownership thereof and no shares of Series A Convertible Preferred Stock will have been issued. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule II, Section 2.04. The designations, powers, preferences, rights, qualifications, limitations, and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit A, and all such designations, powers, preferences, rights, qualifications, limitations, and restrictions are valid, binding, and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule II, Section 2.04,
(i) no person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule II, Section 2.04, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Stock Repurchase Agreements and the Stockholders' Agreement and as set forth on Schedule II, Section 2.04, to the best of the Company's knowledge there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights, or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

        SECTION 2.05 FINANCIAL STATEMENTS. The Company has furnished to the Purchasers the unaudited balance sheet of the Company as of November 30, 1994 (the "BALANCE SHEET") and the related statements of income, stockholders' equity, and cash flows of the Company for the period ended November 30, 1994. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 5
applied and fairly present the financial position of the Company as of November 30, 1994. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities, or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business which individually or in the aggregate have not been materially adverse and (ii) none of the business, prospects, conditions, operations, assets, property, or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

        SECTION 2.06  EVENTS SUBSEQUENT TO THE DATE OF THE BALANCE SHEET.
Since the date of the Balance Sheet, the Company has not (i) issued any stock, bond, or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except as set forth on Schedule II, Section 2.06, and except for current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued, or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim, (vii) sold, assigned, transferred, or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret, or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby, or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing. Since the date of the Balance Sheet, there have been no changes in the assets, liabilities, financial condition or operating results of the Company except changes in the ordinary course of business that have been, individually or in the aggregate, materially adverse.

        SECTION 2.07 LITIGATION; COMPLIANCE WITH LAW. There is no (i) action, suit, claim, proceeding, or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or its assets, prospects, properties, operations or condition, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign,
(ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 6
limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property, or affairs. The Company is not a party to any order, writ, judgment, injunction, or decree known to or served upon the Company of any court or of any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. The Company has complied with all laws, rules, regulations, and orders applicable to its business, operations, properties, assets, products, and services, and the Company has all necessary permits, licenses, and other authorizations required to conduct its business as conducted and as proposed to be conducted. There is no existing law, rule, regulation, or order, and the Company after due inquiry is not aware of any proposed law, rule, regulation, or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or proposes to conduct its business.

        SECTION 2.08 PROPRIETARY INFORMATION OF THIRD PARTIES. To the best of the Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition, or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture, or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees, or agents by any officer, director, or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under any contract, covenant, or instrument under which any such person is obligated. The Company does not


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 7
believe it is or will be necessary to use any inventions of any employee made prior to his or her employment by the Company.

        SECTION 2.09 TITLE TO PROPERTIES. The Company has good and marketable title to the properties and assets reflected on the Balance Sheet or acquired by it since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions, and other encumbrances, except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount, individually or in the aggregate, and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

        SECTION 2.10 LEASEHOLD INTERESTS. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

        SECTION 2.11 INSURANCE. The Company within thirty days after the Closing Date (except for life insurance policies which shall be in full force and effect within ninety days after the Closing Date) will hold in full force and effect valid policies covering all of the insurance required to be maintained by it under the terms of the Stockholders' Agreement.

        SECTION 2.12 TAXES. The Company has filed all tax returns, and reports, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors, and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county, or local taxes ever existed or is pending or, to the best of the Company's knowledge, threatened. The Company has not executed a waiver of any statute of limitations on the


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 8
collection or assessment of taxes. There is no tax lien, whether imposed by any Federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of the Company. The Company has never filed
(a) an election pursuant to Section 1362 of the Internal Revenue code of 1986, as amended (the "CODE"), that the Company be taxed as an S corporation, (b) consent pursuant to Section 341(f) of the Code, relating to collapsible corporations, or (c) other election that would have a material effect on the business, properties, prospects or condition of the Company. Consummation of the transactions contemplated by this Agreement or by any other agreement, understanding or commitment (contingent or otherwise) to which the Company is a party or by which it is otherwise bound will not have the effect of limiting the Company's ability to use net operating losses in full to offset taxable income.

        SECTION 2.13  OTHER AGREEMENTS.  Except as set forth in the attached
Schedule II, Section 2.13, the Company is not a party to or otherwise bound by any written or oral, absolute or contingent, contract, instrument, agreement or understanding , or other restriction which individually or in the aggregate could materially adversely affect the business, prospects, condition, operations, property, or affairs of the Company.

                (A) sales contract which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form contracts;

                (B) contract with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

                (C) contract or other commitment with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the contract when due or the occurrence of any other event;

                (D) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of an aggregate amount of $25,000, except as set froth Schedule II, Section 2.13;

                (E) contract, except as set forth on Schedule II, Section 2.13, for the employment of any officer, employee, or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company;


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 9

                (F) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option, or other plan, contract or understanding pursuant to which benefits are provided to any officer, director, or employee of the Company (other than group insurance plans applicable to employees generally);

                (G) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

                (H) guaranty of any obligation for borrowed money or otherwise;

                (I) voting trust or agreement, stockholders' agreement (other than the Stockholders' Agreement), pledge agreement, buy-sell agreement, or first refusal or preemptive rights agreement relating to any securities of the Company;

                (J) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor which lease payments would exceed $10,000 per year, except as set forth on Schedule II, Section 2.13(j).

                (K) agreement or obligation (contingent or otherwise) to issue, sell, or otherwise distribute or to repurchase or otherwise acquire or retire any shares of its capital stock or any of its other equity securities, except as set forth on Schedule II, Section 2.13.

                (L) assignment, license, or other agreement with respect to any form of intangible property;

                (M) agreement under which it has granted any person any registration rights, other than the Registration Rights Agreement except as set forth on Schedule II, Section 2.13(m).

                (N) agreement under which it has limited or restricted its right to compete with any person in any respect, except as set forth on
        Schedule II, Section 2.13(n).

                (O) other contract or group of related contracts with the same party involving more than $25,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less;


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 10

                (P) other contract, instrument, commitment, plan, or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "COMMISSION") as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act of 1933, as amended (the "SECURITIES ACT").

The Company, and to the best of Company's knowledge each other party thereto, have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any lease, agreement, or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such lease, contract, or other agreement, and the Company has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Charter and By-laws, as amended.

        SECTION 2.14  PATENTS, TRADEMARKS, ETC.  Set forth on Schedule II,
Section 2.14 is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, and copyrights, and all applications for such which are in the process of being prepared, owned by, or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses sufficient legal rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the business or operations (as conducted or proposed to be conducted) of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and to the best of the Company's knowledge there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented or registered has been kept confidential. The Company has not granted or assigned to any other person or entity any right to sell or to provide the services or proposed services of the Company. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property, nor is the Company bound by on a party to any options, licenses or agreements of


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 11
any kind with respect to the patents, patent applications, trademarks, trademark applications, service marks service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets or know how of any other person or entity.

        SECTION 2.15  LOANS AND ADVANCES.  Except as set forth on Schedule II,
Section 2.15 attached hereto, the Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reasonable and necessary reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company and in accordance with the Business Plan.

        SECTION 2.16 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. The Company has not assumed, guaranteed, endorsed, or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to, or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

        SECTION 2.17 SIGNIFICANT CUSTOMERS AND SUPPLIERS. No customer or supplier which was significant to the Company during the period covered by the financial statements referred to in SECTION 2.05 or which has been significant to the Company thereafter, has terminated, materially reduced, or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

        SECTION 2.18 GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or qualification, or consent or approval of or other action by, any Federal, state, or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Stock Repurchase Agreements or the Stockholders' Agreement, the issuance, sale, and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company) in connection with the sale of the Preferred Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

        SECTION 2.19 DISCLOSURE. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor any certificate or other written statements delivered to the Investors, nor the Business Plan of the Company submitted to the Investors (the "BUSINESS PLAN"),


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 12
contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates, or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property, or affairs of the Company. The financial projections and other estimates contained in the Business Plan were prepared by the Company in good faith based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of the Business Plan, believed to be reasonable after due investigation, but which the Company cannot and does not assure or guarantee the attainment of in any manner. As of the date hereof no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom. The Company has fully provided each Purchaser will all the information that such Purchaser has requested for deciding whether to purchase the Series A Preferred Stock and all information known by the Company that the Company believes is reasonably necessary to enable such Purchaser to make such decision.

        SECTION 2.20 OFFERING OF THE PREFERRED SHARES. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer, or otherwise in connection with the offering or sale of the Preferred Shares or any security of the Company similar to the Preferred Shares has offered the Preferred Shares or any such similar security for sale to, or solicited any offer to buy the Preferred Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance, or sale of any security of the Company under circumstances which might require the integration of such security with Preferred Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance, or sale of the Preferred Shares to the registration provisions of the Securities Act.

        SECTION 2.21 BROKERS. The Company has no contract, arrangement, or understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

        SECTION 2.22 OFFICERS. Set forth in Schedule II, Section 2.22 is a list of the names of the officers of the Company, together with the title or job classification of each


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 13
such person and the total compensation anticipated to be paid to each such person by the Company and its subsidiaries in 1994 and 1995. Except as set forth on Schedule II, Section 2.22, none of such persons has an employment agreement or understanding, whether oral or written, with the Company which is not terminable on notice by the Company without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay.

        SECTION 2.23 TRANSACTIONS WITH AFFILIATES. No director, officer, employee, or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner, or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement, or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to any such person or firm, except as set forth on Schedule II, Section 2.23.

        SECTION 2.24 EMPLOYEES. Each of the officers of the Company, each key employee and each other employee now employed by the Company who has access to confidential information of the Company has or will execute an employment agreement or Employee Nondisclosure Agreement providing for appropriate protections for the Company's proprietary and confidential information. No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company. The Company has complied in all material respect with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining, and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended. There are no pending or threatened strikes or other labor actions.

        SECTION 2.25 U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not now and has never been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

        SECTION 2.26 COMPLIANCE WITH OTHER INSTRUMENTS.

        (A) The Company is not in violation or default of any provision of its Restated Certificate or Bylaws, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 14

Stockholders' Agreement, the Stock Repurchase Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

        (B) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, contract or other agreement.

SECTION 2.27 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

        SECTION 2.28 ENVIRONMENTAL AND SAFETY LAWS. To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, other than expenditures customary for the business conducted or to be conducted by the Company, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

        SECTION 2.29 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, except as set forth on Schedule II, Section 2.29.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

        SECTION 3.01 Each Purchaser severally represents and warrants to the Company that:


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 15

                (A) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares;

                (B) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof, including the possible loss of its entire investment in the Company;

                (C) it has had an opportunity to ask any and all such questions respecting, and to discuss any and all aspects of, the Company's business, management, and financial affairs with the Company's management;

                (D) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and

                (E) it understands that (i) the issuance of the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, and have not been registered under the securities laws of any state by reason of their issuance in a transaction exempt from the registration requirements thereof, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and the Conversion Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect.

                                 ARTICLE IV

                        CONDITIONS TO THE OBLIGATIONS
                              OF THE PURCHASERS

        SECTION 4.01 The obligation of each Purchaser to purchase and pay for the Preferred Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the final Closing Date, of the following conditions:

        (A) OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received from Suelthaus & Kaplan, P.C., counsel for the Company, an opinion dated the Closing Date, in form and scope satisfactory to the Purchasers and their counsel, in substantially the form of Exhibit B attached hereto.


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 16

        (B) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in ARTICLE II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Secretary of the Company shall have certified to such effect to the Purchasers in writing.

        (C) PERFORMANCE. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Secretary of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this ARTICLE IV have been satisfied.

        (D) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

        (E) PURCHASE BY OTHER PURCHASERS. Each Purchaser shall have purchased and paid for the Preferred Shares being purchased by it on the Closing Date, and the aggregate purchase price paid by all of the Purchasers for the Preferred Shares being purchased by them on the Closing Dates shall be in the aggregate at least $6,300,000.

        (F) SUPPORTING DOCUMENTS. The Purchasers and their counsel shall have received copies of the following documents:

                (I) (A) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary;

                (II) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery, and performance of this Agreement, the Registration Rights Agreement, the Stock Repurchase Agreements, and the Stockholders' Agreement, the issuance, sale, and delivery of the Preferred Shares and the reservation, issuance, and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 17
        the resolutions adopted in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement, the
        Stock   Repurchase Agreements, and the Stockholders' Agreement; (C)
        that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause
        (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Registration Rights Agreement, any of the Stock Repurchase Agreements, and the Stockholders' Agreement, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

                (III) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

        (G) REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Registration Rights Agreement.

        (H) ELECTION OF DIRECTORS. The number of directors constituting the entire Board of Directors shall have been fixed at seven (7) and the following persons shall have been elected as the directors and shall each hold such position as of the Closing Date: James M. Usdan, David W. Cross, and David L. Steffy as the directors elected solely by the holders of the Common Stock, and Jeffrey J. Collinson, Wilfred E. Jaeger and James E. Tananbaum as the directors elected solely by the holders of the Series A Convertible Preferred Stock.

        (I) STOCK REPURCHASE AGREEMENTS. The Stock Repurchase Agreements shall have been executed and delivered by the Company and each of David W. Cross and John R. Lewis.

        (J) CHARTER. The Charter shall read in its entirety as set forth in Exhibit A.

        (K) EMPLOYEE AGREEMENTS. Copies of all employment agreements between the Company and its employees and copies of all Employee Nondisclosure Agreements shall have been delivered to counsel for the Purchasers.

        (L) STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement shall have been executed and delivered by the Company and each of the following entities and persons shall have executed and delivered to counsel for the Purchasers the Stockholders' Agreement: RehabCare Corporation, David W. Cross, John R. Lewis, David L. Steffy and the Purchasers.


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 18

        (M) PREEMPTIVE RIGHTS. All stockholders of the Company having any preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares or the Conversion Shares shall have irrevocably waived the same in writing.

        (N) MINIMUM PURCHASES. This Agreement shall have been executed and delivered by Purchasers that are obligated hereunder to purchase at least 630,000 Preferred Shares for an aggregate purchase price of at least $6,300,000 and such Purchasers shall have delivered to the Company the full purchase price for the Preferred Shares to be purchased by them on or before the final Closing Date.

        (O) FEES OF PURCHASERS' COUNSEL. The Company shall have paid in accordance with SECTION 6.01 the fees and disbursements of Purchasers' counsel invoiced at the Closing.

        (P) AMENDMENT OF BY-LAWS. If and to the extent necessary, the By-laws of the Company shall have been amended to comply with the terms and provisions of the Stockholders' Agreement.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

        The Company covenants and agrees with each of the Purchasers that so long as any of the Preferred Shares is outstanding:


        SECTION 5.01 RESERVE FOR CONVERSION SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval, or other action by or make any filing with any court or administrative body that


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 19
may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

        SECTION 5.02 CORPORATE EXISTENCE. The Company shall maintain and cause each of its subsidiaries, if any, to maintain their respective corporate existence, rights, and franchises in full force and effect.

        SECTION 5.03 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares as set forth in the Business Plan. Pending disbursement for such purposes, the proceeds shall be invested in short-term, interest-bearing government securities, certificates of deposit, or their equivalents.

        SECTION 5.04 COMPLIANCE WITH LAWS. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations, and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

                                   ARTICLE VI

                                 MISCELLANEOUS

        SECTION 6.01 EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that the Company shall pay the reasonable fees and disbursements of the Purchasers' special counsel, Brobeck, Phleger & Harrison in connection with such transactions in an amount not to exceed $10,000.

        SECTION 6.02 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations, and warranties made herein or in the Registration Rights Agreement, the Stock Repurchase Agreements, the Stockholders' Agreement, or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement, the Registration Rights Agreement, the Stock Repurchase Agreements, or the Stockholders' Agreement, shall survive the execution and delivery of this Agreement, the Registration Rights Agreement, the Stock Repurchase Agreements, and the Stockholders' Agreement, the issuance, sale and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

        SECTION 6.03 BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 20

Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements, or understandings made or claimed to have been made by such party with any third party.

        SECTION 6.04 PARTIES IN INTEREST. All representations, covenants, and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants, and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares or Conversion Shares.

        SECTION 6.05 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or telecopied or telexed in the case of non-U.S. residents, addressed as follows:

                (a) if to the Company, at 7733 Forsyth Blvd., 11th Floor, St. Louis, Missouri 63105, telecopy number (314) 727-7166 with a copy to Thomas M. Walsh, Esq., Suelthaus & Kaplan, P.C., 7733 Forsyth Blvd., 12th Floor, St. Louis, Missouri 63105, telecopy number (314) 727-7166; and

                (b) if to any Purchaser, at the address of such Purchaser set forth in Schedule I, with a copy to Jay K. Hachigian, Esq., Brobeck, Phleger & Harrison, 2200 Geng Road, Two Embarcadero Place, Palo Alto, California 94303, telecopy number (415) 496-2885;

or in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

        SECTION 6.06 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

        SECTION 6.07 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

        SECTION 6.08 COUNTERPARTS; FACSIMILE TRANSMISSION. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature required in this Agreement or in any document or instrument contemplated herein may be made by facsimile


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 21
transmission, and such facsimile signature shall, for all purposes, be deemed an original signature.

        SECTION 6.09 AMENDMENTS. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least three-fourths of the outstanding shares of Common Stock issued or issuable upon conversation of the Preferred Shares sold hereby.

        SECTION 6.10 SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

        SECTION 6.11 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in constructing or interpreting any term or provision of this Agreement.

        SECTION 6.12 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                (A) "PERSON" shall mean an individual, corporation, trust, partnership, limited partnership, limited liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

                (B) "SUBSIDIARY" shall mean, as to the Company, any corporation of which more than 50 percent of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have vetoing power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

        IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the 30th day of December, 1994.


COMPANY:                        TRANSITIONAL CARE OF AMERICA, INC.


                                By: David W. Cross
                                    --------------------------------
                                    David W. Cross, President



Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 22

PURCHASERS:                     SIERRA VENTURES IV, L.P.


                                By James B. Tananbaum
                                   ----------------------------------------
                                   James B. Tananbaum, Venture Partner


                                SIERRA VENTURES IV INTERNATIONAL, L.P.


                                By James B. Tananbaum
                                   ----------------------------------------
                                   James B. Tananbaum, Venture Partner


                                WPG ENTERPRISE FUND II, L.P.
                                   By   WPG VENTURE PARTNERS III, L.P.,
                                        General Partner


                                By Ellen Feeney
                                   ----------------------------------------
                                   Ellen Feeney, General Partner


                                WEISS, PECK GREER VENTURE
                                ASSOCIATES III, L.P.
                                   By  WPG VENTURE PARTNERS III, L.P.,
                                       General Partner


                                By Ellen Feeney
                                   ----------------------------------------
                                   Ellen Feeney, General Partner



Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 23

                                      LIFE SCIENCE ENTREPRENEUR FUND


                                      By Brian C. Cunningham
                                         -----------------------------------
                                         General Partner


                                      SCHRODER VENTURES LIMITED
                                      PARTNERSHIP
                                         By   SCHRODER VENTURE
                                              MANAGEMENT L.P.,
                                              Its General Partner

                                         By   SCHRODER VENTURE
                                              MANAGERS, INC.
                                              Its General Partner


                                      By Jeffrey J. Collinson
                                         -----------------------------------
                                         Jeffrey J. Collinson, Attorney-in-Fact


                                      SCHRODERS INCORPORATED


                                      By Jeffrey J. Collinson
                                         -----------------------------------
                                         Jeffrey J. Collinson, Attorney-in-Fact


                                      SCHRODER VENTURES U.S. TRUST
                                         By   SCHRODER INTERNATIONAL
                                              TRUST COMPANY LIMITED,
                                              Trustee


                                      By Jeffrey J. Collinson
                                         -----------------------------------
                                         Jeffrey J. Collinson, Attorney-in-Fact


Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 24

                                        THREE ARCH PARTNERS, L.P.


                                        By Wilfred E. Jaeger
                                           ------------------------------------
                                           Wilfred E. Jaeger


                                        THREE ARCH ASSOCIATES, L.P.


                                        By Wilfred E. Jaeger
                                           ------------------------------------
                                           Wilfred E. Jaeger


                                        ALTA V LIMITED PARTNERSHIP
                                           By   ALTA V MANAGEMENT
                                                PARTNERS, L.P.



                                        By Guy P. Nohra
                                           ------------------------------------
                                           General Partner


                                        CUSTOMS HOUSE PARTNERS


                                        By J. Deheage
                                           ------------------------------------



Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 25

                                   SCHEDULE I

                                   PURCHASERS



                                                 NUMBER OF  AGGREGATE
                                                 PREFERRED  PURCHASE
                                                 SHARES     PRICE FOR
NAME AND                                         TO BE      PREFERRED
ADDRESS OF PURCHASER                             PURCHASED  SHARES
- ----------------------------------------------------------------------
Alta V Limited Partnership                         98,960   $  989,600
c/o Burr, Egan, Deleage & Co.
One Embarcadero Center
Suite 4050
San Francisco, California  94111

Customs House Partners                              1,040   $   10,400
c/o Burr, Egan, Deleage & Co.
One Embarcadero Center
Suite 4050
San Francisco, California  94111

Sierra Ventures IV, L.P.                          192,300   $1,923,000
3000 Sand Hill Road
Building Four, Suite 210
Menlo Park, California  94025

Sierra Ventures IV International, L.P.              7,700   $   77,000
3000 Sand Hill Road
Building Four, Suite 210
Menlo Park, California  94025

Weiss, Peck & Greer Venture
 Associates III, L.P.                              41,160   $  411,600
555 California Street, Suite 4760
San Francisco, California  94104





Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 26

                                                 NUMBER OF  AGGREGATE
                                                 PREFERRED  PURCHASE
                                                 SHARES     PRICE FOR
NAME AND                                         TO BE      PREFERRED
ADDRESS OF PURCHASER                             PURCHASED  SHARES
- ----------------------------------------------------------------------
Weiss Enterprise Fund II, L.P.                    58,840    $588,400
555 California Street, Suite 4760
San Francisco, California  94104

Life Science Entrepeneur Fund                      5,000    $ 50,000
c/o Weiss, Peck & Greer
555 California Street, Suite 4760
San Francisco, California  94104

Schroder Ventures Limited Partnership             60,000    $600,000
1055 Washington Blvd.
Stamford, Connecticut  06901

Schroder Ventures U.S. Trust                      15,000    $150,000
1055 Washington Blvd.
Stamford, Connecticut  06901

Schroders Incorporated                            50,000    $500,000
1055 Washington Blvd.
Stamford, Connecticut  06901

THREE ARCH PARTNERS, L.P.                         81,600    $816,000
2800 Sand Hill Road, Suite 270
Menlo Park, California  94025

THREE ARCH ASSOCIATES, L.P.                       18,400    $184,000
2800 Sand Hill Road, Suite 270
Menlo Park, California  94025




Transitional Care of America, Inc.
Stock Purchase Agreement                                                Page 27

                                  SCHEDULE II

SECTION 2.01(B)

        Subsidiaries of the Company

        TCA OF CENTRAL OKLAHOMA, INC., a Missouri corporation -- all issued and outstanding shares of capital stock are owned by the Company.

SECTION 2.02(B)

        Pre-emptive Rights with Respect to Preferred Shares

        Pre-emptive rights were formerly held by the holders of the common stock of the Company pursuant to that certain Stockholders Agreement dated September 22, 1994, by and among the Company, David L. Steffy, David W. Cross, John R. Lewis, and RehabCare Corporation (the "PRIOR STOCKHOLDERS' AGREEMENT"), a copy of which was previously supplied by the Company to Purchasers. As a part of the transactions contemplated in the Series A Convertible Preferred Stock Purchase Agreement, the prior Stockholders' Agreement is terminated effective as of the first Closing Date. RehabCare Corporation has waived its pre-emptive rights with respect to the transactions contemplated in the Agreement by letter dated December 13, 1994, a copy of which was previously supplied by the Company to Purchasers.

SECTION 2.04

        Stockholders of Record


        RehabCare Corporation           59,325 shares of Common Stock
        David L. Steffy                 59,325 shares of Common Stock
        David W. Cross                  59,325 shares of Common Stock
        John R. Lewis                   59,325 shares of Common Stock
        Three Arch Partners              4,900 shares of Common Stock

        Employee Stock Options

        11% of the authorized Common Stock has been reserved for employee stock options.

        Other Rights with Respect to Capital Stock


Transitional Care of America
Series A Convertible Preferred Stock Purchase Agreement
Schedule II                                                             Page 1

        See rights grant in Prior Stockholders Agreements referenced in Section 2.02(b) of this Schedule II.

SECTION 2.06

        Liabilities not Reflected on Balance Sheet

        The Company has liabilities not reflected on the Balance Sheet of approximately $20,000.00 related to corporate office start-up expenses and approximately $30,000.00 that will become due to an executive search firm when Samuel A. Morse's employment initiates.

        Note to RehabCare Corporation

        The Company has borrowed $265,200.00 from RehabCare Corporation, pursuant to that certain Revolving Credit Note dated October 28, 1994, a copy of which was previously supplied by the Company to Purchasers.

SECTION 2.10

        Leasehold Interests

        The Company has agreed to enter into a written sublease agreement with Suelthaus & Kaplan, P.C., counsel to the Company, to sublease 4000 square feet of office space, to serve as the principal offices of the Company. The lease will be for a term of five years, and the rental will be at market rates.

SECTION 2.13

        Other Agreements

        (d) Lease dated November 30, 1994, by and between TCA of Southern Oklahoma and Southwest medical Center, Oklahoma City, Oklahoma (the "Lease"), a copy of which was previously supplied by the Company to Purchasers.

        (e)     (i)     David W. Cross Employment Agreement, dated September
                        22, 1994, a copy of which was previously supplied by the Company to Purchasers.



Transitional Care of America
Series A Convertible Preferred Stock Purchase Agreement
Schedule II                                                             Page 2

                (ii) John R. Lewis Employment Agreement, dated September 22, 1994, a copy of which was previously supplied by the Company to Purchasers.

                (iii) Samuel A. Morse Employment Agreement, dated December 2, 1994, a copy of which was previously supplied by the Company to Purchasers.

                (iv) James D. Pomeroy Employment Agreement, dated October 28, 1994, a copy of which was previously supplied by the Company to Purchasers.

                (v) Anthony J. Torrente Employment Agreement, dated December 8, 1994, a copy of which was previously supplied by the Company to Purchasers.

                (vi) Madalene Roedl Employment Agreement, dated December 6, 1994, a copy of which was previously supplies by the Company to Purchasers.

        (g)     See Revolving Credit Note, referenced in Section 2.06 of this
                Schedule II.

        (i) See Prior Stockholders Agreement, referenced in Section 2.02(b) of this Schedule II.

        (j)     See Lease, referenced in Section 2.13(d) of this Section II.

        (k) See Prior Stockholders Agreement, referenced in Section 2.02(b) of this Schedule II. See Stock Repurchase Agreements referred to in this Agreement.

        (n)     (i)     TCA Non-Compete, Non-Hire, Non-Disclosure and Release
                        Agreement, dated September 22, 1994, by and between the Company and RehabCare Corporation, a copy of which was previously supplied by the Company to Purchasers.

                (ii) RehabCare Non-Compete, Non-Hire, Non-Disclosure and Release Agreement, dated September 22, 1994, by and between the Company and RehabCare Corporation, a copy of which was previously supplied by the Company to Purchasers.

                (iii) Steffy/RehabCare Non-Development, Non-Hire and Release Agreement, dated September 22, 1994, by and between David L. Steffy



Transitional Care of America
Series A Convertible Preferred Stock Purchase Agreement
Schedule II                                                               Page 3
                        and RehabCare Corporation, a copy of which was previously supplied by the Company to Purchasers.

                (iv) Cross Non-Compete, Non-Hire, Non-Disclosure and Release Agreement, dated September 22, 1994, by and between David W. Cross and RehabCare Corporation, a copy of which was previously supplied by the Company to Purchasers.

                (v) Lewis Non-Compete, Non-Hire, Non-Disclosure and Release Agreement, dated September 22, 1994, by and between John R. Lewis and RehabCare Corporation, a copy of which was previously supplied by the Company to Purchasers.

        (p)     (i)     Letter of Intent, dated August 12, 1994, by and among
                        RehabCare Corporation, the Company, David L. Steffy,
                        David W. Cross, and John R. Lewis, a copy of which was previously supplied by the Company to Purchasers.

                (ii) Subscription Agreement, dated September 22, 1994, by and among the Company, RehabCare Corporation, David L. Steffy, David W. Cross, and John R. Lewis, a copy of which was previously supplied by the Company to Purchasers.

                (iii) Transition Agreement, dated September 22, 1994, by and among the Company, RehabCare Corporation, David W. Cross and John R. Lewis, a copy of which was previously supplied by the Company to Purchasers.

SECTION 2.14

        Patents, Patent Rights, etc.

        The Company is exploring the possibility of registering its name as a trademark. No decision on this matter has been made as of the date hereof.

SECTION 2.15

        Loans

        Reference is made to Section 2.06 of this Schedule II.


Transitional Care of America
Series A Convertible Preferred Stock Purchase Agreement
Schedule II                                                               Page 4

SECTION 2.22

        Officers
        --------

        President:                      David W. Cross
        Chief Executive Officer:        David W. Cross
        Executive Vice President:       John R. Lewis
        Chief Operating Officer:        John R. Lewis
        Treasurer:                      David W. Cross
        Secretary:                      David W. Cross

        Job titles are contained in the By-laws of the Company, a copy of which was previously supplied by the Company to Purchasers, and as set out in each of Messrs. Cross' and Lewis' Employment Agreements, copies of which were previously supplied by the Company to Purchasers. Compensation for each of Messrs. Cross and Lewis are as set forth in their individual Employment Agreements. Samuel A. Morse has agreed to become an executive officer when his employment initiates. It is contemplated that the chief financial officer, when employed, will also be an executive officer.

SECTION 2.23

        Transactions with Affiliates

        Reference is hereby made to Sections 2.02(b), 2.06, 2.13, 2.15, and
        2.22 of this Schedule II, and the documents and agreements referenced therein.















Transitional Care of America
Series A Convertible Preferred Stock Purchase Agreement
Schedule II                                                               Page 5